Exhibit 99.1

      Volt Information Sciences Announces First Quarter Results

    NEW YORK--(BUSINESS WIRE)--March 9, 2004--Volt Information Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's first quarter ended February 1, 2004.
    Volt will conduct a conference call webcast at 11:00 A.M. (EST) today to discuss first quarter results. The conference call dial-in number is 1-800-857-9600, passcode: First Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.
    For the first quarter of fiscal 2004, ended February 1, 2004, the Company reported a net loss of $1.5 million, or $0.10 per share, compared to a net loss of $3.8 million, or $0.25 per share in the fiscal 2003 first quarter. Net sales increased by 17% to $412.7 million, compared to $352.5 million in last year's comparable quarter.
    Attached is a summary of the Company's results of operations and notes thereto. The notes are an integral part of the summary.
    Commenting on the results, Mr. William Shaw, Chairman and President of Volt, stated: "The continued improvement in both sales and operating profit in three of our four business segments, when compared to the fiscal 2003 first quarter, appears to confirm both our strategy for growth and increased profitability, and an improved economy. The effect on Staffing Services business during the difficult holiday season and the continued lack of capital expenditures by the telecommunications industry resulted in a repetition of the Company's historical pattern of first quarter losses. However, I believe the improved results will carry over to the next three quarters of the year. It should also be noted that included in the operating loss is a previously reported non-recurring charge of $1.3 million related to a domestic consulting contract."

    STAFFING SERVICES

    Sales for this segment increased by $51.2 million, or 17%, compared with the 2003 first quarter. The sales increase came from traditional staffing in both the Technical Placement and Administrative and Industrial divisions, as well as from higher margin project management business. The segment produced an operating profit of $1.4 million compared to a loss of $1.3 million in the fiscal 2003 first quarter. The improved results were primarily the result of increased profits in the Technical Placement division including the project management business. Business remains highly competitive in this segment, while increases in state taxes and worker's compensation costs continue to put pressure on margins. On the more positive side, there are strong indications that the U.S. industrial base has begun to accelerate its use of temporary staffing.

    COMPUTER SYSTEMS

    The growth of both revenue and operating profit continued into the first quarter. Sales increased 18% over the 2003 first quarter and gross margin increased by 7.2 percentage points. This combination resulted in an 89% increase in operating profit to $4.5 million for the quarter, compared to $2.4 million in the 2003 first quarter. An increase in sales was reported by all divisions within the segment, and the ASP directory assistance outsourcing business reflected a 10% sequential increase in transactions billed from the fourth quarter of 2003.

    TELECOMMUNICATIONS SERVICES

    Although sales for this segment increased by $4.0 million compared to the fiscal 2003 first quarter, a decrease in gross margins resulting from the change in the mix of business, as well as the $1.3 million non-recurring expense noted above, increased the operating loss for the quarter to $1.9 million from a loss of $0.2 million in 2003. Spending by telephone companies for central office work declined materially, which resulted in an operating loss in that division of $1.2 million compared with an operating profit of $0.2 million in last year's first quarter. A significant headcount reduction in that division in mid-January should improve the results in future quarters.

    TELEPHONE DIRECTORY

    The increase in operating profit for this segment, as well as the 17% increase in sales from last year's first quarter, resulted from the increase in directories published, as well as the increase in gross margin for the DataNational division. The operating profit for this division was $1.8 million, compared to a loss of $0.4 million in the 2003 first quarter. The ad sales backlog has improved and should provide increased sales over the next three quarters. Operating profit for the directory production division decreased by $0.3 million from the 2003 first quarter as a result of a previously reported loss of a contract during the third quarter of 2003.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased over the comparable first quarter of 2003 primarily due to costs related to disaster recovery requirements, including redundancy and business continuity for the Company's corporate systems and communications network.

    LIQUIDITY

    Cash and cash equivalents, excluding restricted cash, increased to $50.7 million at February 1, 2004 from $43.2 million at November 2, 2003. At February 1, 2004, the Company had sold a continuing participating interest in accounts receivable of $65.0 million under its securitization program and had the ability to finance up to an additional $35.0 million under the facility. The Company is presently negotiating an increase in the securitization facility to $150.0 million in anticipation of the potential of increased revenue, as well as an extension of the term.
    In addition, the Company may borrow under a $40.0 million revolving credit facility, under which borrowings are limited by a specific borrowing base ($37.9 million available on February 1, 2004). This revolver expires in April 2004. Subsequent to February 1, 2004 the Company borrowed three million British pounds ($5.4 million) under this facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt's Web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                         SUMMARY OF OPERATIONS
                              (UNAUDITED)

                                                  FIRST QUARTER ENDED
                                                  February  February
                                                   1, 2004  2, 2003(1)
                                                  --------- ----------

                                                 (In thousands, except
                                                  per share amounts)

Net sales                                          $412,681 $352,535
                                                    ======== ========


Loss before income taxes                            ($2,512) ($6,092)
Income tax benefit                                      991    2,289
                                                    -------- --------
Net loss                                            ($1,521) ($3,803)
                                                    ======== ========


                                                      Per Share Data
Basic and Diluted:
   Net loss per share                                ($0.10)  ($0.25)
                                                    ======== ========

Weighted average number of shares outstanding        15,222   15,217
                                                    ======== ========

    (1) As previously announced, the Company has changed the method of reporting the revenues of its Professional Employer Organization ("PEO") subsidiary from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the three months ended February 2, 2003 have been reduced by $5.7 million, with no effect on operating profit or the net results of the Company.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                                                  FIRST QUARTER ENDED
                                                  February  February
                                                  1, 2004   2, 2003(1)
                                                  --------- ---------
                                                (Dollars in thousands)
Net Sales
---------
Staffing Services-Note A
  Traditional staffing                           $ 342,676 $ 281,586
  Managed services                                 238,098   235,935
                                                  --------- ---------
  Total gross sales                                580,774   517,521
  Less non-recourse managed services              (233,133) (221,045)
                                                  --------- ---------
  Net Staffing Services sales                      347,641   296,476
Telephone Directory                                 14,571    12,471
Telecommunications Services                         29,896    25,857
Computer Systems                                    24,095    20,374
Elimination of intersegment sales                   (3,522)   (2,643)
                                                  --------- ---------

Total Net Sales                                  $ 412,681 $ 352,535
                                                  ========= =========

Loss from Continuing Operations before Income
 Taxes:
----------------------------------------------
Staffing Services                                $   1,391   ($1,346)
Telephone Directory                                  1,985      (202)
Telecommunications Services                         (1,902)     (163)
Computer Systems                                     4,523     2,392
                                                  --------- ---------
Total segment operating profit                       5,997       681

Interest income and other (expense) income,
 net                                                  (516)     (374)
General corporate expenses                          (7,560)   (5,841)
Interest expense                                      (457)     (643)
Foreign exchange gain, net                              24        85
                                                  --------- ---------

Loss before Income Taxes                           ($2,512)  ($6,092)
                                                  ========= =========
    (1) As previously announced, the Company has changed the method of reporting the revenues of its Professional Employer Organization ("PEO") subsidiary from gross billing to a net revenue basis. Accordingly, reported PEO revenues and related cost of sales for the three months ended February 2, 2003 have been reduced by $5.7 million, with no effect on operating profit or the net results of the Company.


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (Unaudited)

                                             February 1,  November 2,
                                                2004            2003
                                             ------------------------
Assets                                         (Dollars in thousands)
 Current Assets
  Cash and cash equivalents, including
   restricted cash of $19,580 (2004) and
   $18,870 (2003)-Note A                     $ 70,241        $ 62,057
  Short-term investments                        4,155           4,149
  Trade receivables, net-Note B               292,548         313,946
  Inventories                                  34,777          37,357
  Recoverable income taxes                      4,116           2,596
  Deferred income taxes                         8,842           8,722
  Prepaid and other assets                     14,980          16,132
                                              --------        --------
 Total Current Assets                         429,659         444,959

 Property, plant and equipment, net            85,465          82,452
 Deposits and other assets                      2,020           2,300
 Intangible assets, net                         8,982           8,982
                                              --------        --------
 Total Assets                                $526,126        $538,693
                                              ========        ========

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                      $  4,252        $  4,062
  Current portion of long-term debt               378             371
  Accounts payable                            137,264         153,979
  Accrued wages and commissions                42,894          45,834
  Accrued taxes other than income taxes        20,935          16,741
  Other accruals                               15,308          14,673
  Customer advances and other liabilities      31,054          27,665
                                              --------        --------
 Total Current Liabilities                    252,085         263,325

 Accrued insurance                              4,098           4,098
 Long-term debt                                14,001          14,098
 Deferred income taxes                         15,475          15,252

 Stockholders' Equity                         240,467         241,920
                                              --------        --------
 Total Liabilities and Stockholders' Equity  $526,126        $538,693
                                              ========        ========

           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

A - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the February 1, 2004 and November 3, 2002 balance sheets.
B- On April 15, 2002, under a securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of an initial pool approximating $162.0 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold was $65.0 million at February 1, 2004 and $70.0 million at November 2, 2003. Accordingly, the trade receivables included on the February 1, 2004 and November 2, 2003 balance sheets have been reduced to reflect the $65.0 million and $70.0 million participation interest sold, respectively.

    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg / Ron Kochman, 212-704-2400 voltinvest@volt.com